UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2007

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On May 17, OceanFirst Financial Corp. (the “Company”) is holding its Annual Meeting of Shareholders. Attached as Exhibit 99.1 of this Form 8-K is a copy of the written material which OceanFirst Financial Corp. intends to make available at the Annual Meeting of Shareholders on May 17, 2007 and post on its website @ www.oceanfirst.com.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 16, 2007, the Board of Directors of OceanFirst Bank (the “Bank”) agreed to discontinue the operations of Columbia Home Loans, LLC (“Columbia”), the Bank’s mortgage banking subsidiary. The discontinuation was related to the significant operating losses incurred by Columbia in the past two quarters due to their origination of subprime mortgage loans. Additionally, absent a discontinuation, the Company expected Columbia to continue to incur losses for the foreseeable future. The discontinuation of Columbia’s operation is expected to be completed within six months.

In connection with the discontinuation of Columbia’s operations, the Company estimates that the following costs will be incurred:

Employee severance	$400,000
Lease cancellation	500,000

$900,000

The above costs do not include expected operating losses during the discontinuation period.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

The following exhibit is filed as part of this report:

99.1	Text of written presentation which OceanFirst Financial Corp. intends to make available at the Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: May 17, 2007